Exhibit 99.1

Media Contact: Vincent Fabrizzi Senior Vice President, Chief Sales & Marketing Officer Jagged Peak 813-314-2950 x 230 office vfabrizzi@jaggedpeak.com

FOR IMMEDIATE RELEASE

ISN Deploys Jagged Peak’s EDGE Solution to Deliver Perfect Orders for Major Automotive Client.

Tampa, Fla. – (Oct. 13, 2005)—Jagged Peak, Inc. (OTCBB: JGPK), a Demand Management solutions provider, today announced the successful deployment of an online integrated order management solution for Integrated Supply Network, Inc. (ISN) of Lakeland, Fla.

ISN, a wholesale distributor of automotive tools, equipment and supplies won a major contract with one of the big three Detroit Automakers in June to supply automotive tools and equipment products to their dealers nationwide. The company chose Jagged Peak’s EDGE web-based software application to enable the dealers in over 2000 U.S. dealerships to order tools and equipment online. The EDGE application allows ISN to quickly and accurately process customer orders, streamline fulfillment processes, and manage inventory in a totally web based environment. To further support the dealers, the Jagged Peak solution included the development of an integrated call center portal. This enables ISN customer care team the ability to capture, process, and provide order disposition and product information in virtually real-time.

“The minute we received notification of the contract, we requested solution proposals from several national software firms to provide a web based solution that would enable us to deliver perfect orders to our client,” said Scott Pilkenton, Vice President of Marketing for ISN. “Jagged Peak’s EDGE application was evaluated against the other solutions and was found to be superior in every way. It gave us the breadth and depth of functionality we needed, seamlessly integrated with our legacy systems, and easily configured to support complex demand-related business processes and rules.”

Jagged Peak built, tested and deployed ISN’s solution within 45 days – on time and on budget.

“When ISN approached us for a solution, they had just landed a major automotive manufacturer contract,” said Paul Demirdjian, CEO of Jagged Peak. “It was made clear to us what was at stake and the importance of having a perfectly working solution from the start. One of the challenges was we had to deliver the solution within a very short timeframe. This required close collaboration between our respective IT groups. We are of course pleased to report and proud of the fact that we delivered the solution on time and on budget. EDGE now allows ISN to deliver perfect orders without exception, every time.”

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About Jagged Peak

Jagged Peak, Inc. (OTCBB: JGPK), is a global provider of enterprise commerce, demand management, and fulfillment logistics solutions and services. The Company’s flagship product, EDGE (E-business Dynamic Global Engine), is a completely web-based software application that enables companies to automate and optimize order management, inventory and fulfillment business processes across multiple distribution points, customers, suppliers, and partners in real-time.

Jagged Peak serves a growing list of global clients in multiple industry segments including financial services, insurance, pharmaceutical, travel and tourism, automotive, manufacturing, and consumer goods. Deloitte and Touche’s Fast 50/Fast 500 program has recognized Jagged Peak as one of America’s fastest growing technology companies for four consecutive years (2001-2004). For more information, visit www.jaggedpeak.com.

About Integrated Supply Network:

Integrated Supply Network (ISN) is a wholesale distributor of automotive tools, equipment and supplies for mobile tool dealers, Auto Parts Stores, and manufacturers. The company’s web site, www.ToolWEB.com, is an online supplement & reference resource designed for use with the Tool WEB Flyer and the Tool book catalog. ISN is headquartered in Lakeland, Florida, has distribution centers across the United States and ships worldwide.

Included in this release are certain “forward-looking” statements, involving risks and uncertainties, which are covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding Jagged Peak’s performance. Such statements are based on management’s current expectations and are subject to certain factors, risks and uncertainties that may cause actual results, events and performance to differ materially from those referred to or implied by such statements. In addition, actual future results may differ materially from those anticipated, depending on a variety of factors, including continued maintenance of favorable license arrangements, success of market research identifying new opportunities, successful introduction of new products, continued product innovation, the success of enhancements to Jagged Peak’s brand image, sales and earnings growth, ability to attract and retain key personnel, and general economic conditions affecting consumer spending, including uncertainties relating to global political conditions, such as terrorism. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Jagged Peak does not intend to update any of the forward-looking statements after the date of this release to conform these statements to actual results or to changes in its expectations, except as may be required by law.

To contact Jagged Peak, visit www.jaggedpeak.com or call 800-430-1312. For investor relations, email us at investor@jaggedpeak.com